UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2021

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits.

Signatures

Exhibit Index

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2021, Contura Energy, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amendment”) with its Chief Executive Officer (“CEO”) and Chairman, David J. Stetson. The Amendment was approved by the Company’s board of directors (the “Board”), with Mr. Stetson abstaining, following a review of Mr. Stetson’s employment agreement by the Board’s Compensation Committee (the “Committee”) and the Committee’s recommendation to the Board that the Amendment be approved and executed.

At Mr. Stetson’s request, because of the limited number of shares of common stock presently available under the Company’s Long Term Incentive Plan (LTIP), the Committee undertook the review of Mr. Stetson’s employment agreement and the status of the LTIP. The CEO noted in his request that, because of this share limitation, incentive awards made to the Company’s non-CEO executive officers in 2020 were principally cash-based, and that these officers’ future LTIP incentive awards should be more equity-based to better align the long term interests of the Company’s non-CEO executive officers with those of the Company’s stockholders. In order to address this situation in the near term, Mr. Stetson offered to forfeit certain equity-based awards. The Committee evaluated the measures that could immediately be taken without increasing the number of shares authorized under the LTIP, including Mr. Stetson’s proposal, to make shares available under the program for future equity-based awards to the Company’s non-CEO executive officers that are more consistent with historical awards and that better align the long term interests of the Company’s non-CEO executive officers with those of the Company’s stockholders. The Committee concluded that undertaking the Amendment was the best mechanism to accomplish these objectives.

Among other items, the Amendment: eliminates certain provisions that are no longer applicable; aligns the methodology and metrics for calculation of payments related to the Company’s Annual Incentive Bonus Program (the “Bonus Plan”) with the terms of the Bonus Plan, including changing Mr. Stetson’s maximum bonus payout from 200% of base salary to 250% of base salary; provides for the modification of the terms of the February 2020 Restricted Stock Unit (RSU) Award to Mr. Stetson, and the amendment of the associated RSU Award agreement, such that the ratable vesting scheduled to occur on the second and third anniversaries of the award shall instead both occur on the second anniversary of the award; provides that Mr. Stetson forfeits the Performance Share Units (PSUs) awarded to him in February 2020, which awards provided for the payment to him of an aggregate of 302,795 shares of common stock at target performance; provides that, for the 2021 calendar year, Mr. Stetson shall not be entitled to receive any award under the LTIP; and allows the Committee to determine the proportion of subsequent long-term incentive awards to Mr. Stetson that are time-based and performance-based and whether these awards will be settled in shares or in cash.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2021, the Committee, with input from its independent compensation consultant, evaluated the terms of time-vested, cash-based long-term incentive awards made to certain members of management in February 2020 pursuant to the LTIP. When granted, these awards provided for a vesting of the entire award on the third anniversary of the grant date, if the participant remained an employee of the Company at that time. The Committee then approved modification of the terms of these awards, subject to the amendment of the associated award agreements, to alter their vesting schedule such that one-third of the total value of the award will vest on each of the first three anniversaries of the grant date. Other terms of the awards remain unchanged. Among the recipients of these awards were Mr. Eidson, President and Chief Financial Officer, and Mr. Whitehead, Executive Vice President and Chief Operating Officer.

The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement, dated as of January 26, 2021, by and between Contura Energy, Inc. and David J. Stetson
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: January 29, 2021	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of January 26, 2021, by and between Contura Energy, Inc. and David J. Stetson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)